UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2007
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24050 (Commission File Number)	36-3378733 (IRS Employer Identification No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 27, 2007, Northfield Laboratories Inc., a Delaware corporation (the “Company”), issued a press release announcing the appointment of Donna O’Neill-Mulvihill as Vice President Finance. Ms. O’Neill-Mulvihill’s appointment was effective as of March 26, 2007.
     Ms. O’Neill-Mulvihill, age 45, has served as the Company’s Controller since January 2006. From November 1998 to January 2006, she served as Controller of Evanston Lumber Company. Ms. O’Neill-Mulvihill received a B.S. in Finance in 1999 and an MBA in Management Information Systems in 2005, both from DePaul University, Chicago, Illinois. She is also a Certified Public Accountant.
     In connection with her appointment as Vice President Finance, Ms. O’Neill-Mulvihill was awarded options to acquire 25,000 shares of the Company’s Common Stock at an exercise price of $3.61 per share under the Company’s 2003 Equity Compensation Plan.
     The Company also announced that John Hinds, who previously served as the Company’s Vice President Finance, has left the Company to pursue other interests.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007	NORTHFIELD LABORATORIES INC.
	By:	/s/ Jack J. Kogut
Jack J. Kogut
Senior Vice President Administration

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 27, 2007.